UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 20, 2006


                               SWISS MEDICA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-09489                 98-0355519
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)          Identification No.)


                53 Yonge Street, 3rd Floor                        M5E 1J3
                 Toronto, Ontario, Canada
         (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (416) 868-0202

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Form 8-K and other reports filed by Swiss Medica, Inc. (the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      (a) Resignation or removal of directors as a result of disagreement or removal for cause.

            None

      (b) Termination of certain officers; resignation or removal of directors other than as a result of disagreement or removal for cause.

            None.

      (c)   Appointment of new officers or directors.

            On January 10, 2006, the Board authorized an offer to Mr. Sam Halim to serve as a director of the Registrant and on February 20, 2006, Mr. Halim accepted the Board's offer. Pursuant to the offer, Mr. Halim will receive 300,000 restricted shares of Registrant common stock and a monthly retainer of $3,000.00.

            Sam Halim is a trained physician and has over 15 years of business experience in the healthcare, financial services and real estate industries. Mr. Halim founded, acquired and managed Pinnacle, Inc., a company that operated multiple medical service facilities in Florida and cared for over 70,000 patients and serviced over 2,000 physicians. Mr. Halim sold the medical facilities in February 2002. Since then, Mr. Halim has served as an advisory member of GPE, Inc., a company that offers marketing and consulting services to technology and financial institutional service providers.

            Mr. Halim has successfully recruited, managed and employed many physicians and healthcare professionals during his career. Mr. Halim recently launched North American Physicians Inc. to distribute Swiss Medica's OTC products to the healthcare industry. Mr. Halim studied at University of Cairo Medical School (in association with University of London), New Jersey School of Osteopathic Medicine and Columbia University.

            There is no family relationship between any of our former officers or directors and our proposed officers and director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SWISS MEDICA, INC.
                                                   (Registrant)

Date: March 7, 2006
                                          /s/ Raghu Kilambi
                                          --------------------------------------
                                          Raghu Kilambi, Chief Executive Officer